    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): January 30, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.02: Entry into a Material Definitive Agreement

We entered into a securities purchase agreement with respect to private equity financing of $7,500,000 on January 30, 2011 with 5 accredited investors.  Net proceeds from the financing shall be approximately $6,730,000.  We expect to receive funds and close the financing on or about January 31, 2011 pursuant to the terms of the securities purchase agreement and related transaction documents.  Pursuant to the securities purchase agreement, we  will issue Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 14,062,500 shares of our common stock (“Note Shares”) and the Buyers will also receive: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the Warrants’) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.  In connection with the financing, our management and directors agreed not to sell any of our securities owned by them, their affiliates or anyone they have influence over, until the registration statement has been effective for thirty days.

Pursuant to the terms of the securities purchase agreement, we are required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (x) the issuance of all Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (y) an increase in our authorized shares of common stock to 400,000,000 (“Shareholder Approval”).  Prior to obtaining Shareholder Approval we are required to reserve that number of shares of our common stock which represents 100% of the Notes Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, we are required to reserve that number of shares of our common stock which represents 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Failure to obtain Shareholder Approval by the required dates constitutes an event of default under the Notes.

Pursuant to the securities purchase agreement and Notes, for so long as any Notes or Warrants remain outstanding, we cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of our common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of our common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Notes or the then applicable exercise price of the Warrants.  For so long as any Notes or Warrants are outstanding, unless or until we have received Shareholder Approval, we shall not take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the Notes to be reduced or to cause the number of Note Shares or Warrant Shares to be increased.  For so long as any Notes are outstanding, neither we nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The Notes mature on December 1, 2011 and are convertible at any time at the Buyers’ option; however the Notes cannot be converted if such conversion would result in a Buyer beneficially owning more than 4.99% of our outstanding common stock.  We are required to pay a certain portion of the Note (“Installment Amount”) back on the first day of each month during the term of the Note, beginning on March 1, 2011, and we have the option to pay the Installment Amount in shares of our common stock, if certain conditions as set forth in the Note are met, in cash or in any combination of shares of our common stock and cash.  The Installment Amount for each Note is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Buyer’s pro rata portion of all of the Notes sold pursuant to the financing and (B) the outstanding principal amount under such Buyer’s Note as of such payment date.  If we elect to pay any portion of the Installment Amount in cash, we have to pay an amount in cash equal to 100% of the applicable redemption amount; if we fail to do so, the Buyer has the right to require us to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If we elect to pay any portion of the Installment Amount in shares of common stock, then we are required to issue such number of shares of our common stock equal to the quotient of the formula set forth in the Note.  Upon the occurrence of an event of default under the Note, a or a Change of Control – as that term is defined in the Note, the Buyer has the right to force us to redeem all or any portion of such Buyer’s Note in cash at a price equal to 125% of the greater of (x) the amount of the Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Buyer delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that our common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that we obtain Shareholder Approval. At any time following six months after the closing, if the Company's stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, we can force the Buyers to exercise up to 50% of the then unexercised portion of that Warrant.  The Warrants cannot be exercised if such exercise would result in a Buyer beneficially owning more than 4.99% of our outstanding common stock.

The conversion price of the Notes and exercise price of the Warrants are each subject to adjustment if we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of our common stock and other events similar to the aforementioned events.  Upon any antidilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased.  The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant.

We also entered into a Registration Rights Agreement with the Buyers pursuant to which we are required to file the registration statement by February 9, 2011 providing for the resale of 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement.  We are also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission).  We are also required to keep the registration effective at all times until the earlier of (i) the date as of which the Buyers may sell all of the Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Buyers shall have sold all of the Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement.  If we fail to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that we shall be required to pay to the Buyers an amount in cash equal to 1.5% of the purchase price for the Note Shares and Warrant Shares included in the applicable registration statement.  Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month.

A copy of the Form of Securities Purchase Agreement, Form of Note, Form of Warrant and Registration Rights Agreement are incorporated herein by reference as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.  The description of the transactions contemplated by such agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, served as the placement agent and financial advisor in connection with this financing. In connection with this financing, we paid cash compensation to Reedland in the amount of $500,000 and issued them warrants to purchase up to an aggregate of 839,552 shares of our common stock warrants at an exercise price of $0.67 per share.  Each of Reedland’s warrants are exercisable for a period of 5 years.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Item 7.01 Regulation FD Disclosure.

On January 31, 2011, we issued a press release announcing the signing of the securities purchase agreement.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Note
10.3	Form of Warrant
10.4	Registration Rights Agreement
99.1	Press Release dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer

Dated:  January 30, 2011